EXHIBIT 99.1
PRESS RELEASE

CABOT MICROELECTRONICS CORPORATION REPORTS RECORD REVENUE FOR FIRST QUARTER OF FISCAL 2019

•	Record Revenue of $221.8 Million, $81.8 Million or 58% Higher Than Last Year

•	Seventh Consecutive Quarter of Sequential Revenue Increase in Cabot Microelectronics’ Legacy Business

•	Record Revenue in CMP Slurries and Pads

•	Net Income of $13.4 Million; Non-GAAP Net Income of $52.9 Million, $21.8 Million or 70% Higher Than Last Year[1]

•	Earnings Per Share of $0.48; Non-GAAP Earnings Per Share of $1.90, $0.71 or 60% Higher Than Last Year[1]

•	Adjusted EBITDA of $76.9 Million, $33.5 Million or 77% Higher Than Last Year[1]

AURORA, IL, February 6, 2019 – Cabot Microelectronics Corporation (Nasdaq: CCMP), a leading global supplier of consumable materials to semiconductor manufacturers and pipeline operators, today reported financial results for its first quarter of fiscal 2019, which ended December 31, 2018.

Key Quarter Highlights
During the first fiscal quarter, the company delivered total revenue of $221.8 million, 58% higher than in the same quarter last year, and a record level for the company.  First quarter revenue was driven by the company’s acquisition of KMG Chemicals, Inc. (“KMG”), which closed on November 15, 2018, and growth across Cabot Microelectronics’ legacy businesses.  In the company’s chemical mechanical planarization (“CMP”) businesses, tungsten slurries and polishing pads had record revenue in the quarter.  Net Income was $13.4 million.  Adjusted EBITDA, which excludes acquisition and integration-related expenses, was $76.9 million for the quarter, an increase of $33.5 million, or 77%, compared to the same quarter last year.  Cash flow from operations was $13.7 million.  The company borrowed $1,065 million in the quarter to finance the KMG acquisition and ended the quarter with $209 million cash on hand.

“We are excited to announce strong results for our first quarter, especially since this is the first time we are reporting performance as a combined company following our acquisition of KMG, which closed halfway through our fiscal 2019 first quarter,” said David Li, President and CEO of Cabot Microelectronics.  “We believe these results, along with the positive feedback from our customers and the progress we have made on our integration efforts, provide an indication of the earnings and cash flow generation capability of our company as we build the premier provider of critical materials globally.”

Key Financial Information for First Quarter of Fiscal 2019
•
Revenue was $221.8 million, which is $81.8 million, or 58%, higher compared to the same quarter last year.  Results benefited from the KMG acquisition, which added $62.0 million to revenue in the approximately six weeks post-closing.  The company achieved record quarterly revenue in CMP slurries and pads.

•
Net income for the quarter was $13.4 million, which is $16.5 million higher than the net loss reported in the same quarter last year, which was due to the adverse impact of the U.S. Tax Cuts and Jobs Act in fiscal 2018.  Acquisition and integration-related expenses negatively impacted net income this quarter.  Non-GAAP net income was $52.9 million, which is $21.8 million, or 70%, higher than the prior year.

•
Diluted EPS was $0.48 this quarter, which is $0.60 higher than in the first quarter of fiscal 2018. On a non-GAAP basis, diluted EPS, which excludes the impact of the Tax Act and KMG acquisition and integration-related expenses, was $1.90, which is $0.71, or 60%, higher than the same quarter last year.

•
Excluding acquisition and integration-related expenses, adjusted EBITDA was $76.9 million, which is $33.5 million, or 77% higher than in the prior year.  Adjusted EBITDA margin for the quarter was 34.7%, compared to 31.0% in the same quarter last year.  Adjusted EBITDA benefited from improved profitability in the company’s legacy businesses and the addition of the KMG businesses.

Segment Results
As of the first quarter of fiscal 2019, Cabot Microelectronics is presenting results using two reportable segments: Electronic Materials and Performance Materials.  Electronic Materials includes products and solutions for the semiconductor industry and consists of Cabot Microelectronics’ legacy CMP slurries and polishing pads businesses as well as the recently-acquired KMG electronic chemicals business.  Performance Materials includes KMG’s legacy pipeline performance and wood treatment businesses, and Cabot Microelectronics’ legacy QED business.

Electronic Materials – Revenue was $190.6 million, which is $57.3 million, or 43%, higher than in the same quarter last year.  The KMG acquisition contributed $39.8 million in revenue to the segment results in the quarter.  CMP slurries and pads delivered record revenue for the quarter, with a 10% and 30% increase year-over-year, respectively.  Electronic Materials segment adjusted EBITDA was $74.8 million, or 39.3% of revenue.

Performance Materials – Revenue was $31.2 million for the quarter, which is $24.5 million higher than in the prior year’s quarter.  The increase in revenue was primarily driven by the KMG acquisition.  Performance Materials segment adjusted EBITDA was $13.1 million, or 41.9% of revenue.

Guidance Update
The company is providing revenue guidance for the second quarter of fiscal 2019 based on currently projected sequential changes compared to the company’s pro forma revenue for the first quarter of fiscal 2019, as reflected in the slide presentation that is being made available concurrent with this press release.  For the second quarter of fiscal 2019, the company currently expects total revenue to be down low single digits on a percentage basis, with Electronic Materials revenue expected to be down low single digits, and Performance Materials revenue expected to be up low single digits, on a percentage basis.

The company currently expects full fiscal year 2019 adjusted EBITDA to be between $325 million and $355 million.  Full fiscal year interest expense is expected to be in the range of $47 million to $50 million.  Additional current expectations are provided on slide 10 in the related slide presentation.

1 Non-GAAP net income, adjusted EBITDA and non-GAAP diluted EPS are non-GAAP financial measures. See “Use of Certain GAAP and Non-GAAP Financial Information” below and reconciliations to the most comparable GAAP measures in the financial statements portion of this press release.

RELATED SLIDE PRESENTATION
A slide presentation related to this press release will be available at ir.cabotcmp.com in the Quarterly Results section of the Investor Relations center at approximately the same time that this press release is issued.

CONFERENCE CALL
Cabot Microelectronics Corporation’s quarterly earnings conference call will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, February 7.  The conference call will be available via live webcast and replay from the company’s website, www.cabotcmp.com, or by phone at (844) 825-4410.  Callers outside the U.S. may dial (973) 638-3236. The conference code for the call is 8668739.  A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to semiconductor manufacturers and pipeline operators.  The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers.  Cabot Microelectronics Corporation is also a leading provider of performance materials to pipeline operators and the industrial wood preservation industry.  The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges.  The company has approximately 1,900 employees globally.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com, or contact Colleen Mumford, Director of Investor Relations, at 630-499-2600.

USE OF CERTAIN GAAP AND NON-GAAP FINANCIAL INFORMATION
The company presented the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission (SEC): adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA margin, non-GAAP net income and non-GAAP diluted earnings per share.  All non-GAAP measures presented exclude the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”), acquisition and integration costs related to the company’s November 2018 acquisition of KMG, and the amortization expense related to its October 2015 acquisition of NexPlanar Corporation.  The non-GAAP financial information provided in this press release is a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP.  These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations.  Specifically, the company believes the impact of the tax act, KMG acquisition and integration-related expenses and acquisition related amortization expenses are not indicative of its core operating results, and thus presents these certain metrics excluding these effects.  The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP.  A reconciliation table of GAAP to non-GAAP financial measures is contained in this press release.
The company has not quantitatively reconciled its guidance for adjusted EBITDA to its most comparable GAAP measure because the company does not provide specific guidance for the various reconciling items as certain items that impact this measure have not occurred, are out of the company’s control, or cannot be reasonably predicted.  Accordingly, a reconciliation to the nearest GAAP financial metric is not available without unreasonable effort.  Please note that the unavailable reconciling items could significantly impact the company’s results.
Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC Regulation G and Item 10(e) of Regulation S-K.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; the acquisition of, investment in, or collaboration with other entities, including the company’s acquisition of KMG Chemicals, Inc. (“”KMG”), and the expected benefits and synergies of such acquisition and the capital structure of the combined company; growth or contraction, and trends in the industry and markets in which the company participates; the company's management; various economic or political factors and international or national events, including related to the enactment of trade sanctions, tariffs, or other similar matters; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; new product introductions; development of new products, technologies and markets; the company's supply chain; the financial conditions of the company's customers; natural disasters; uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the company, based on a variety of factors; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; the company's current or future tax rate, including the effects of the tax act in the U.S.; the operation of facilities by Cabot Microelectronics; Statements that are not historical facts, including statements about Cabot Microelectronics’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of Cabot Microelectronics’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Cabot Microelectronics’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in Cabot Microelectronics’ Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, which will be filed by February 11, 2019.  Except as required by law, Cabot Microelectronics undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

                                                                                                         Contact:
                                                                                                        Colleen Mumford
                                                                                                       Director of Investor Relations
                                                                                                      Cabot Microelectronics Corporation
                                                                                                           (630) 499-2600

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended
	December 31, 2018	September 30, 2018	December 31, 2017

Revenue	$221,778	$156,729	$139,979

Cost of sales	122,445	72,383	65,965

Gross profit	99,333	84,346	74,014

Operating expenses:

Research, development & technical	14,040	13,372	12,151

Selling, general & administrative	61,128	26,986	24,751

Total operating expenses	75,168	40,358	36,902

Operating income	24,165	43,988	37,112

Interest expense	6,890	102	1,132

Interest income	1,019	1,161	951

Other income (expense), net	(1,411)	(24)	(279)

Income before income taxes	16,883	45,023	36,652

Provision for income taxes	3,440	(3,195)	39,735

Net income (loss)	$13,443	$48,218	$(3,083)

Basic earnings (loss) per share	$0.50	$1.89	$(0.12)

Weighted average basic shares outstanding	27,157	25,520	25,326

Diluted earnings (loss) per share	$0.48	$1.84	$(0.12)

Weighted average diluted shares outstanding	27,762	26,213	25,326

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	December 31, 2018	September 30, 2018
ASSETS:

Current assets:
Cash and cash equivalents	$208,880	$352,921
Accounts receivable, net	138,580	75,886
Inventories, net	138,377	71,926
Other current assets	39,310	22,048
Total current assets	525,147	522,781

Property, plant and equipment, net	262,447	111,403
Other long-term assets	1,593,134	146,789
Total assets	$2,380,728	$780,973

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$54,012	$18,171
Current portion of long-term debt	7,627	-
Accrued expenses, income taxes payable and other current liabilities	100,400	82,983
Total current liabilities	162,039	101,154

Long-term debt, net of current portion	1,037,203	-
Other long-term liabilities	173,319	13,127
Total liabilities	1,372,561	114,281

Stockholders' equity	1,008,167	666,692
Total liabilities and stockholders' equity	$2,380,728	$780,973

CABOT MICROELECTRONICS CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
(Unaudited and amounts in thousands, except per share and percentage amounts)

	Quarter Ended
	December 31, 2018	December 31, 2017
Reconciliation of GAAP Net income to Non-GAAP Net income

GAAP Net income (loss)	$13,443	$(3,083)

Amortization of acquisition-related intangibles	9,355	1,703
Charge for fair value write-up of acquired inventory sold	10,261	-
Acquisition and integration-related expenses	27,294	-
Impact of U.S. Tax Cuts and Jobs Act (Tax Act)	(259)	32,880
Tax effect on adjustments to net income	(7,244)	(440)

Non-GAAP Net income	$52,850	$31,060

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

GAAP Diluted earnings per share	$0.48	$(0.12)
Effect of adjustments to net income	1.42	1.31
Non-GAAP Diluted earnings per share	$1.90	$1.19

Reconciliation of GAAP Net income to Non-GAAP Adjusted EBITDA

Net income (loss)	$13,443	$(3,083)
Interest expense	6,890	1,132
Interest income	(1,019)	(951)
Income taxes	3,440	39,735
Depreciation & amortization	16,541	6,500
EBITDA*	$39,295	$43,333
Acquisition and integration-related expenses	27,294	-
Charge for fair value write-up of acquired inventory sold	10,261	-
Adjusted EBITDA**	$76,850	$43,333
Adjusted EBITDA margin	34.7%	31.0%

Reconciliation of adjusted EBITDA by segment to Income before taxes

Segment adjusted EBITDA:
Electronic Materials	$74,825	$52,897
Performance Materials	13,067	1,288
Unallocated corporate expenses	(11,042)	(10,852)
Interest income	1,019	951
Interest expense	(6,890)	(1,132)
Depreciation and amortization	(16,541)	(6,500)
Charge for fair value write-up of acquired inventory sold	(10,261)	-
Acquisition and integration-related expenses	(27,294)	-
Income before income taxes	$16,883	$36,652

* EBITDA represents earnings before interest, taxes, depreciation and amortization
** Adjusted EBITDA is calculated by excluding items from EBITDA that are believed to be infrequent or not indicative of the company's continuing operating performance.